EXHIBIT A

Ratings on Global Aircraft Securitizations Lowered and/or
Removed From CW;Outlooks Assigned

Analyst:

Ted Burbage, New York (1) 212-438-2684; Corwin Leung, New York
(1) 212-438-2532; Anthony Nocera, New York (1) 212-438-1568;
Sean Hannigan, London (44) 20-7176-3783; Philip Baggaley, CFA,
New York (1) 212-438-7683	Publication date: 13-May-04, 18:46:07 EST Reprinted from RatingsDirect

NEW YORK (Standard & Poor's) May 13, 2004--Standard & Poor's Ratings Services today lowered and removed from CreditWatch its ratings on 28 classes of various global aircraft operating lease-backed securitizations.

Additionally, ratings on an additional seven classes are removed from CreditWatch. At the same time, Standard & Poor's downgraded two classes, whose ratings remain on CreditWatch with negative implications (see list).

     With the exception of the two classes of notes remaining on CreditWatch with negative implications and four classes of notes assigned a rating of 'CC', the assignment of Stable or Negative Outlook was incorporated to reflect Standard & Poor's intermediate view of credit quality of these note classes.

     The rating actions reflect the continuing decline in lease rental collections and greater reliance on cash reserves to meet timely note payments. Additionally, the appraisal values of most aircraft in these securitization portfolios have continued to fall significantly, resulting in negative implications for future lease revenues and residual realizations. Several 2004 annual appraisals received by Standard & Poor's indicate that the values of the securitized fleets have fallen 9%-20% from the values reported in the 2003 appraisals, which already reflected dramatic declines since the events of Sept. 11, 2001.

     In addition to impacting future lease rentals, the decline in fleet value may also cause a redirection in cash flow that would benefit the class A notes to the detriment of subordinated notes. Most transactions contain a structural feature that results in acceleration in class A principal amortization should the class A note outstandings exceed the fleet's adjusted appraised value at any time. If this trigger is hit, already stressed cash flows must meet higher class A required payments, increasing the likelihood of payment shortfalls for subordinated notes. Standard & Poor's does not expect class A LTV ratios to rise above 100% over the next few years; however, this may be a future concern as declining aircraft values and rising class A LTVs continue.

     Despite having few aircraft on ground, collections have continued to be depressed, reflecting both the reduction in commercial passenger traffic over the past three years and the generally older vintage aircraft that make up a substantive portion of these securitized fleets. Values of those aircraft, mostly models first introduced in the 1980s, have been hit harder by the recent aviation downturn than some newer models. At the same time, aircraft-related expenses have been higher than expected for both repossessed and returned aircraft. Although many recent leases require periodic maintenance payments, large unexpected maintenance or reconfiguration expenses can dramatically exceed the contracted maintenance collections. As a result of the reduction in lease revenue and the increase in aircraft-related expenses, collections available to service the rated notes, especially the subordinated notes, continue to be under tremendous stress.

     In a number of cases, cash reserves have been drawn on to cover the transaction's subordinated note payments. Poor cash flow performance and an increase in senior class principal payments have resulted in limited funds available to meet the junior note obligations. With few prospects of improvement in the near term, the subordinated and junior notes are likely to draw on the available cash reserves in full, ultimately leading to interest payment deferrals.

     While the air transportation industry expects a modest recovery from its worst historical downturn, Standard & Poor's believes that the benefit for these transactions will be limited, especially for those transactions with older vintage, lower demand aircraft.

   Standard & Poor's will continue to monitor the situation.

RATINGS LOWERED AND REMOVED FROM CREDITWATCH

Aerco Ltd.
Class	Rating
	To	From
A-3	BBB/Stable	A/Watch Neg
B-1	B+/Stable	BBB/Watch Neg
B-2	B+/Stable	BBB/Watch Neg
C-1	B-/Negative	BB/Watch Neg
C-2	B-/Negative	BB/Watch Neg
D-2	CCC-/Negative	B/Watch Neg

Aircraft Finance Trust
Class	Rating
	To	From
A-1	BBB/Stable	A+/Watch Neg
A-2	A/Stable	A+/Watch Neg
B	B/Stable	BBB+/Watch Neg
C	CCC/Negative	BB+/Watch Neg
D	CC	B+/Watch Neg

ALPS 96-1 Pass-Through Trust
Class	Rating
	To	From
A	BB/Stable	BBB-/Watch Neg
B	B-/Stable	B/Watch Neg

Airplanes Pass-Through Trust
Class	Rating
	To	From
A-9	BB+/Stable	BBB-/Watch Neg

Aviation Capital Group
Class	Rating
	To	From
A-1	BBB/Stable	A/Watch Neg
B-1	BB-/Stable	BBB/Watch Neg
C-1	B/Negative	BB/Watch Neg
D-1	CCC/Negative	B/Watch Neg

Embarcadero Aircraft Securitization Trust
Class	Rating
	To	From
C	CC	CCC/Watch Neg

Lease Investment Flight Trust
Class	Rating
	To	From
A-1	BBB/Stable	A+/Watch Neg
A-2	BBB/Stable	A+/Watch Neg
A-3	A/Stable	A+/Watch Neg
B-1	B/Stable	BBB+/Watch Neg
B-2	B/Stable	BBB+/Watch Neg
C-1	CCC/Negative	BB+/Watch Neg
C-2	CCC/Negative	BB+/Watch Neg
D-1	CC	B+/Watch Neg
D-2	CC	B+/Watch Neg

RATINGS REMOVED FROM CREDITWATCH

Aerco Ltd.
Class	Rating
	To	From
A-2	AA-/Stable	AA-/Watch Neg
A-4	A/Stable	A/Watch Neg

ALPS 96-1 Pass-Through Trust
Class	Rating
	To	From
C	CCC/Negative	CCC/Watch Neg
D	CCC-/Negative	CCC-/Watch Neg

Airplanes Pass-Through Trust
Class	Rating
	To	From
A-6	AA-/Stable	AA-/Watch Neg
A-8	A/Stable	A/Watch Neg

Aviation Capital Group
Class	Rating
	To	From
A-2	A/Stable	A/Watch/Neg

RATING LOWERED AND REMAINING ON CREDITWATCH NEGATIVE

Triton Aviation Finance
Class	Rating
	To	From
A-1	BBB/Watch Neg	BBB+/Watch Neg
A-2	A/Watch Neg	A+/Watch Neg

ANALYST E-MAIL ADDRESSES ted_burbage@standardandpoors.com corwin_leung@standardandpoors.com anthony_nocera@standardandpoors.com sean_hannigan@standardandpoors.com philip_baggaley@standardandpoors.com